Exhibit 99.1

Preliminary Proxy Card - Subject to Completion

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

LAMF GLOBAL VENTURES CORP. I

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Simon Horsman and Morgan Earnest, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the Class A ordinary shares of LAMF Global Ventures Corp. I held of record by the undersigned at the close of business on February 27, 2024 at the Extraordinary General Meeting of Shareholders of LAMF Global Ventures Corp. I to be held at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 and virtually at: https://www.cstproxy.com/[●] on March 28, 2024 at 11:00 a.m. or at any adjournment or postponement thereof.  The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO

CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE

PROPOSALS ON THE REVERSE SIDE, AND IN ACCORDANCE WITH THE JUDGMENT

OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY

PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on March 28, 2024

The Notice of Extraordinary General Meeting of Shareholders and the accompanying proxy statement are available at: https://www.cstproxy.com/[●]

LAMF GLOBAL VENTURES CORP. I — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3.

1.	To consider and vote upon a proposal to approve and adopt, by ordinary resolution under Cayman Islands law, the Business Combination Agreement, dated as of August 17, 2023 (as the same may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among LAMF Global Ventures Corp. I (“LAMF”), Nuvo Group Ltd., a limited liability company organized under the laws of the State of Israel (“Nuvo”), Holdco Nuvo Group D.G Ltd., a limited liability company organized under the laws of the State of Israel (“Holdco”), Nuvo Assetco Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Holdco (“Assetco”), and H.F.N Insight Merger Company Ltd., a limited liability company organized under the laws of the State of Israel and a wholly owned subsidiary of LAMF (“Merger Sub”). The Business Combination Agreement is described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the “Business Combination Proposal”. A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To consider and vote upon a proposal to approve, by special resolutions: (a) LAMF being authorized to merge with and into Assetco, so that LAMF be the merging company and all the undertaking, property and liabilities of the merging company vest in the surviving company by virtue of such merger pursuant to Part XVI of the Companies Act (As Revised); (b) the plan of merger relating to the SPAC merger, a copy of which is attached to the accompanying proxy statement/prospectus as Annex F (the “Plan of Merger”), pursuant to which LAMF will merge with an into Assetco, with Assetco being the surviving entity; and (c) LAMF being authorized to enter into the Plan of Merger. We refer to this proposal as the “Merger Proposal”.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To consider and vote upon, as an ordinary resolution, a proposal to adjourn the extraordinary general meeting of the shareholders of LAMF (the “EGM”) to a later date or dates or indefinitely, if necessary or convenient, (i) to permit further solicitation and vote of proxies and if, based upon the tabulated vote at the time of the EGM, there are insufficient votes to approve the Business Combination Proposal and/or the Merger Proposal, (ii) to permit withdrawals by public shareholders of LAMF of their elections to redeem their Class A ordinary shares, par value $0.0001 per share, or (iii) if the board of directors of LAMF determines before the EGM that it is not necessary or no longer desirable to proceed with the Business Combination Proposal and/or the Merger Proposal. We refer to this proposal as the “Adjournment Proposal”.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2024

Signature

(Signature if held Jointly)

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.